UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 19, 2010 (July 14, 2010)
VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee	37215

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code (615) 665-6000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.2
EX-4.3
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.

Indenture

On July 14, 2010, Vanguard Health Holding Company II, LLC (“VHS Holdco II”) and Vanguard Holding Company II, Inc. (“VHS Holdco II Inc.” and, together with VHS Holdco II, the “Issuers”), subsidiaries of Vanguard Health Systems, Inc. (“Vanguard”), entered into a Second Supplemental Indenture among the Issuers, Vanguard, the other guarantors named therein and U.S. Bank National Association, as trustee (the “Supplemental Indenture”), under which the Issuers co-issued (the “New Senior Notes Offering”) $225.0 million aggregate principal amount of 8% Senior Notes due 2018 (the “New Senior Notes”), which are guaranteed on a senior unsecured basis by Vanguard, Vanguard Health Holding Company I, LLC and certain restricted subsidiaries of VHS Holdco II. On January 29, 2010, the Issuers issued $950.0 million aggregate principal amount of 8% Senior Notes due 2018 (the “Existing Senior Notes” and, together with the New Senior Notes, the “Senior Notes”) pursuant to an indenture, dated as of January 29, 2010, among the Issuers, Vanguard, the other guarantors party thereto and the trustee (the “Indenture”). The New Senior Notes were issued at an offering price of 96.250% plus accrued interest from January 29, 2010. The Existing Senior Notes were issued at an offering price of 98.555% plus accrued interest, if any, from January 29, 2010. The New Senior Notes have been issued as additional notes under the Indenture. The New Senior Notes are expected to be treated as a single series with the Existing Senior Notes, except that (1) the New Senior Notes are subject to a separate registration rights agreement and (2) unless and until the New Senior Notes are registered, the New Senior Notes will have a different CUSIP number from that of the Existing Senior Notes and will not be fungible with the Existing Senior Notes. The guarantee of the New Senior Notes and Existing Senior Notes by Vanguard is being provided as a holding company guarantee solely for purposes of allowing the Issuers to satisfy their reporting obligations under the Indenture governing the Senior Notes by furnishing financial information relating to Vanguard.

The Senior Notes are the Issuers’ unsecured senior obligations and: (1) rank pari passu in right of payment with any existing and future senior unsecured indebtedness of the Issuers; (2) rank senior in right of payment to all existing and future subordinated indebtedness of the Issuers; (3) are effectively subordinated in right of payment to any secured indebtedness of the Issuers (including indebtedness under VHS Holdco II’s existing term loan and revolving credit facilities) to the extent of the value of the assets securing such indebtedness; and (4) are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of either Issuer that is not a guarantor of the Senior Notes. The Senior Notes are redeemable, in whole or in part, at any time: (1) on or after February 1, 2014, at a redemption price equal to 104.000% of the principal amount thereof; (2) on or after February 1, 2015, at a redemption price equal to 102.000% of the principal amount thereof; and (3) on or after February 1, 2016 and thereafter, at a redemption price equal to 100.000% of the principal amount thereof. In addition, the Issuers may redeem up to 35% of the aggregate principal amount of the Senior Notes at any time on or prior to February 1, 2013 with the net cash proceeds from certain equity offerings at a price equal to 108.000% of the principal amount thereof, together with accrued and unpaid interest and additional interest, if any. The Issuers may also redeem some or all of the Senior Notes before February 1, 2014 at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium, together with accrued and unpaid interest and additional interest, if any, thereon. Upon the occurrence of certain change of control events, the Issuers must offer to purchase the Senior Notes at 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any.

The New Senior Notes were sold in a private placement in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes bear interest at 8% per annum and mature on February 1, 2018. Interest is payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2010, to holders of record at the close of business on January 15 and July 15, as the case may be, immediately preceding each such interest payment date.

The Indenture as supplemented by the Supplemental Indenture contains restrictive covenants that limit, among other things, the ability of the Issuers and certain of their restricted subsidiaries, to incur additional indebtedness or issue certain preferred stock, pay dividends on or make other distributions or repurchase capital stock or make other restricted payments, make investments, limit dividends or other payments by restricted subsidiaries to VHS Holdco II or other restricted subsidiaries, create liens on pari passu or subordinated indebtedness without securing the Senior Notes, sell certain assets or merge with or into other companies or otherwise dispose of all or substantially all of our assets, enter into certain transactions with affiliates and designate Vanguard’s subsidiaries as unrestricted subsidiaries. The Indenture as supplemented by the Supplemental Indenture also contains customary events of default, including the failure to make timely payments on the Senior Notes or other material indebtedness, the failure to satisfy certain covenants and specified events of bankruptcy and insolvency.

The foregoing summary is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Registration Rights Agreement

On July 14, 2010, in connection with the New Senior Notes Offering, the Issuers, Vanguard and the other guarantors named therein also entered into a registration rights agreement (the “New Registration Rights Agreement”) among the Issuers, Vanguard and the other guarantors and initial purchasers named therein, relating to, among other things, the exchange offer for the New Senior Notes and the related guarantees. Pursuant to the New Registration Rights Agreement, the Issuers, Vanguard and the other guarantors have agreed to use their reasonable best efforts to register with the Securities and Exchange Commission notes and guarantees having substantially identical terms as the New Senior Notes (except for provisions relating to the transfer restrictions and payment of additional interest) as part of an offer to exchange such registered notes for the New Senior Notes (the “Exchange Offer”). The Issuers, Vanguard and the other guarantors are expected to cause the Exchange Offer to be completed or, if required under special circumstances, to have a shelf registration statement declared effective, within 360 days after the original issue date of the New Senior Notes. If this obligation is not satisfied (a “Registration Default”), the annual interest rate on the New Senior Notes will increase by 25 basis points for the first 90-day period during which a Registration Default continues, and by an additional 25 basis points per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 100 basis points per annum thereafter for the remaining period during which the Registration Default continues. If the Registration Default is corrected, the applicable interest rate on such New Senior Notes will revert to the original level. The above description of the New Registration Rights Agreement is qualified in its entirety by reference to the New Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and which is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.
Item 8.01 Other Events.
On July 14, 2010, Vanguard issued a press release announcing the completion of the New Senior Notes Offering.

The Issuers intend to use the net proceeds from the New Senior Notes Offering, together with cash on hand, to finance Vanguard’s acquisition of substantially all of the assets of The Detroit Medical Center, a Michigan non-profit corporation, consisting primarily of eight acute care and specialty hospitals in the Detroit, Michigan metropolitan area and related healthcare facilities, and to pay related fees and expenses. If the acquisition is not consummated, the proceeds of the New Senior Notes Offering will be used for general corporate purposes, including other acquisitions. A copy of the press release, dated July 14, 2010, announcing the completion of the New Senior Notes Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy the New Senior Notes. The New Senior Notes were offered in a private placement to qualified institutional buyers pursuant to Rule 144A and to certain persons in offshore transactions in compliance with Regulation S under the Securities Act.

The New Senior Notes have not been registered under the Securities Act, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.	The exhibits filed as part of this report are listed in the Exhibit Index which is located at the end of this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: July 19, 2010	VANGUARD HEALTH SYSTEMS, INC. (Registrant)
	BY:	/s/ Ronald P. Soltman
Ronald P. Soltman
Executive Vice President, General Counsel & Secretary

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1	Indenture, dated as of January 29, 2010, relating to the 8% Senior Notes due 2018, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Systems, Inc. and the other guarantors named therein and U.S. Bank National Association, as trustee, including the form of 8% Senior Notes due 2018 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Vanguard on February 3, 2010).

Exhibit 4.2	Second Supplemental Indenture, dated as of July 14, 2010, relating to the 8% Senior Notes due 2018, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Systems, Inc., the other guarantors named therein and U.S. Bank National Association, as trustee.

Exhibit 4.3	Registration Rights Agreement, dated as of July 14, 2010, relating to the 8% Senior Notes due 2018, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Systems, Inc. the other guarantors named therein and Bank of America Securities LLC and Barclays Capital Inc. on behalf of themselves and as representatives of the several initial purchasers listed on Schedule I thereto.

Exhibit 99.1	Press Release of Vanguard Health Systems, Inc. dated July 14, 2010 Announcing the closing of the New Senior Notes Offering.